Exhibit 99.1
NEWS RELEASE
RAMBUS ISSUES NOTICE REGARDING SETTLEMENT OF DERIVATIVE
LITIGATION RELATED TO ITS PAST STOCK OPTION GRANTING PRACTICES
LOS ALTOS, Calif. — November 7, 2008 — Rambus Inc. (Nasdaq:RMBS) today announced the issuance of the following notice of a proposed settlement of the derivative litigation relating to stock option practices pending against Rambus and a number of its present and former officers and directors1:
UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA
IN RE RAMBUS INC. DERIVATIVE LITIGATION
CASE NO.: C-06-3513 JF
NOTICE OF PENDENCY AND SETTLEMENT OF DERIVATIVE ACTIONS
This Document Relates To: All Actions
TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF RAMBUS INC. (“RAMBUS” OR THE “COMPANY”) AS OF OCTOBER 23, 2008
PLEASE TAKE NOTICE that the above-captioned shareholder derivative action (the “Action”), as well as the action captioned Herbert Francl, derivatively on behalf of Rambus Inc. v. PricewaterhouseCoopers, Case No: C-08-1315-JF (HRL) (N.D. Cal.) (collectively with the Action, the “Actions”), are being settled. The terms of the proposed settlement of the Actions (the “Settlement”) are set forth in a Stipulation of Settlement dated as of October 23, 2008 (the “Stipulation”). This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available on the Rambus website at http://www.rambus.com, with the following direct link: http://investor.rambus.com/downloadCenter. All capitalized terms herein have the same meanings as set forth in the Stipulation. The terms of the Settlement set forth in the Stipulation include: (1) the adoption and/or implementation of a variety of corporate governance measures, including measures that relate to and address many of the underlying issues in the Actions, including, but not limited to, officer and director compensation and stock option granting procedures; (2) that plaintiffs will not oppose the Motion to Terminate in its amended form; (3) that all claims that have been released against the Release Persons (as defined in the Stipulation) shall be dismissed; (4) that the claims against Non-Settling Defendant Ed Larsen will not be released and may be pursued by Rambus, with Rambus being substituted as a plaintiff; (5) ordering that the right to assert claims derivatively on behalf of Rambus against Non-Settling Defendant Ed Larsen held by Plaintiffs or any other Current Rambus Stockholder shall be irrevocably assigned to Rambus; and (6) Rambus’ payment of Plaintiffs’ Counsel’s attorney fees and expenses in the amount of $2,000,000.

     IF YOU ARE A CURRENT OWNER OF RAMBUS COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.
     On January 16, 2009, at 9:00 a.m., a hearing (the “Settlement Hearing”) will be held before the United States District Court for the Northern District of California, San Jose Division, 280 South First Street, San Jose, CA 95113, fifth floor, courtroom 3, to determine: (1) whether the terms of the Settlement should be approved as fair, reasonable and adequate; and (2) whether the above-entitled action should be dismissed on the merits and with prejudice as to the Released Persons.
     Any shareholder that objects to the Settlement of the Actions shall have a right to appear and to be heard at the Settlement Hearing, provided that he, she, or it was a shareholder of record as of October 23, 2008. Any shareholder of Rambus who satisfies this requirement may enter an appearance through counsel of such shareholder’s own choosing and at such shareholder’s own expense or may appear on his, her, or its own. However, no shareholder of Rambus shall be heard at the Settlement Hearing unless no later than 21 days prior to the date of the Settlement Hearing, such shareholder has filed with the Court and delivered to Plaintiffs’ Counsel and Counsel for Rambus a written notice of objection, the grounds for opposing the Settlement, and proof of both the shareholder’s status as a Rambus shareholder and the dates of stock ownership in Rambus. Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing, unless the Court orders otherwise.
     If you wish to object to the Settlement, you must file with the Court a written objection setting for the grounds for such an objection on or before January 2, 2009, with service of a copy of such filing on the following counsel:
Lead Counsel for Plaintiffs:
Eric L. Zagar
Robin Winchester
SCHIFFRIN BARROWAY TOPAZ
& KESSLER, LLP
280 King of Prussia Road
Radnor, PA 19087
Jeffrey D. Light
COUGHLIN STOIA GELLER
RUDMAN & ROBBINS LLP
655 West Broadway, Suite 1900
San Diego, CA 92101-3301
Counsel for Rambus:
Ignacio E. Salceda
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
Inquiries may be made to Plaintiffs’ Counsel: Robin Winchester, Schiffrin Barroway Topaz & Kessler, LLP, 280 King of Prussia Road, Radnor, PA 19087, (610) 667-7706 or to Jeffrey D.

Light, Coughlin Stoia Geller Rudman & Robbins LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101, (619) 231-1058.
BY ORDER OF THE COURT UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA, SAN JOSE DIVISION
DATED __________, 2008
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1Rambus accrued the expenses related to this proposed settlement during the quarter ended June 30, 2008.
RMBSLN
Rambus Press Contact:
Linda Ashmore
Rambus Public Relations
(650) 947-5411
lashmore@rambus.com